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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:


        IPET HOLDINGS, INC. ANNOUNCES A LIQUIDATING CASH DISTRIBUTION TO
                    STOCKHOLDERS APPROVED AT $0.075 PER SHARE


SAN RAMON, CA, SEPTEMBER 13, 2002 - IPET HOLDINGS, INC. (OTC:IPETZ), today announced its Board of Directors has approved a liquidating cash distribution to be paid out of net available assets of $0.075 per share to stockholders of record as of the Company's final record date of January 18, 2001. It is currently anticipated that this distribution will be made on or about September 27, 2002.

        DISSOLUTION DISTRIBUTION SUMMARY:

- A final record date of January 18, 2001 was established by the Company in connection with its filing of a Certificate of Dissolution on that date with the Delaware Secretary of State. At the close of business on this date, the Company closed its stock transfer books and discontinued recording transfers and sales of shares of its capital stock. All liquidating distributions will be made to stockholders according to their holdings of the Company's capital stock as of this final record date.

- An initial liquidating cash distribution of $0.09 per share was previously made to the Company's stockholders of record on September 28, 2001.

- An additional liquidating cash distribution amount to stockholders of $0.075 per share with an anticipated distribution date of September 27, 2002 has been approved by the Board of Directors.

- The Company will retain a contingency reserve of approximately $330,000 which it believes will be adequate to meet its remaining legal obligations during the wind down period, which is expected to be completed in 2003.

- The Company may make a small, final distribution at the end of the wind down period.

Looking forward, the Company will focus its efforts on winding up its affairs in accordance with the plan of liquidation and dissolution adopted by the Company's stockholders on January 16, 2001. The timing and amounts of any subsequent distributions to stockholders will be determined by the Company's Board of Directors as the plan of dissolution is executed over the next year.

For more information, please view our public filings at the Securities and Exchange Commission Web site at www.sec.gov.

This press release contains forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements include our strategies, intentions and statements containing the words "believe," "anticipate," "expect," and similar words. No assurance can be given that IPET Holdings will

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be able to avoid circumstances that might prevent it from making liquidation payments, including litigation or new liabilities that might arise between now and any liquidation payment date. Other important factors include delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our plans to liquidate a portion of the cash of the company through a distribution to stockholders; amendment, delay in implementation or termination of any plan to wind down IPET Holdings; the liability of IPET Holdings' stockholders for IPET Holdings' liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the transactions we have agreed to, and any winding down of IPET Holdings in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our press releases and filings with the SEC, including our annual report on Form 10-K for the years ended December 31, 2000 and December 31, 2001, and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release.

        INVESTOR CONTACT:

        IPET HOLDINGS, INC.
        Ted Charter
        (tel.)  925-275-0215
        (fax)   925-275-0216